                                    FORM S-8

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                               OLYMPIC STEEL, INC.
             (Exact name of registrant as specified in its charter)

                   OHIO                                 34-1245650
     (STATE OR OTHER JURISDICTION OF        (IRS EMPLOYER IDENTIFICATION NO.)
      INCORPORATION OR ORGANIZATION)

                               5096 RICHMOND ROAD
                           BEDFORD HEIGHTS, OHIO 44146
                    (Address of principal executive offices)

                               OLYMPIC STEEL, INC.
                                STOCK OPTION PLAN
                            (Full title of the plan)

                           MICHAEL D. SIEGAL, CHAIRMAN
                               OLYMPIC STEEL, INC.
                               5096 RICHMOND ROAD
                           BEDFORD HEIGHTS, OHIO 44146
                                 (216) 292-3800
           (Name, address, and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                                       Proposed Maximum        Proposed Maximum
 Title of Securities to         Amount to be               Offering          Aggregate Offering        Amount of
      be Registered              Registered             Price per Share             Price            Registration Fee
 ----------------------         ------------           ----------------      ------------------      ----------------
Common Shares                     850,000                   $21.84(1)            $18,564,000            $2,352.06
without par value



---------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

---------------

         The prospectus pertaining to this registration statement shall also relate to Registration Statement 333-10679 which also registered shares issuable under the Stock Option Plan.

                                 PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof: (a) the Registrant's Annual Report on Form 10-K for the year ended December 31, 2003; (b) the Registrant's Quarterly Report on Form 10-Q for the quarters ended March 31 and June 30, 2004; and (c) a description of the Registrant's Common Shares set forth in the Registrant's Registration Statement on Form 8-A filed with the Commission on January 31, 1994 under the Securities Act.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         The Registrant also incorporates by reference the contents of Registration Statement 333-10679 which registered securities of the same class of the securities covered by this Registration Statement and which are issuable under the Registrant's Stock Option Plan.

Item 4. - Item 7.

         Not applicable per General Instruction E.

Item 8.  EXHIBITS

         The Exhibits to the Registration Statement are listed in the Exhibit Index on page 4 of this Registration Statement.

Item 9.  UNDERTAKINGS

         Not applicable per General Instruction E.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 17th day of August, 2004.

                                            OLYMPIC STEEL, INC.


                                            By: /s/ Michael D. Siegal
                                                -------------------------------
                                                Michael D. Siegal, Chairman and
                                                Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 17th day of August, 2004 by the following persons in the capacities indicated.

         Ralph M. Della Ratta, Director
         Martin H. Elrad, Director
         Thomas M. Forman, Director
         Howard L. Goldstein, CPA, Director
         Richard T. Marabito, Chief Financial Officer (Chief Accounting Officer) James B. Meathe, Director
         Michael D. Siegal, Chairman of the Board and Chief Executive Officer David A. Wolfort, President, Chief Operating Officer and Director

         The undersigned, by signing his name hereto, executes this Registration Statement on Form S-8 pursuant to Powers of Attorney executed by the above-named Officers and Directors of the Registrant and which are being filed herewith with the Securities and Exchange Commission on behalf of such officers and directors.



                                     By:  /s/ Michael D. Siegal
                                          -------------------------------------
                                          Michael D. Siegal, Attorney-in-fact
                                          Date:  August 17, 2004

                               OLYMPIC STEEL, INC.

                                INDEX TO EXHIBITS

Exhibit       Description
-------       -----------

5.1 Opinion of Kahn Kleinman, a Legal Professional Association, as to the legality of the Common Shares being registered

23.1 Consent of Kahn Kleinman, a Legal Professional Association (included in Exhibit 5.1)

23.2          Consent of PricewaterhouseCoopers LLP

24.1          Powers of Attorney of Directors and Officers